OIL AND GAS LEASE PURCHASE CONTRACT

THIS OIL AND GAS LEASE PURCHASE CONTRACT (this "Contract") is made and entered into as of the Effective Date (hereinafter defined), by and between SCOPE OPERATING COMPANY, a Texas Corporation, ("Seller') and KEYSTONE SILVER MINES, INC., an Idaho corporation, ("Purchaser"), for and in consideration of the mutual terms, provisions and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and confessed, and in respect thereof the parties hereto agree as follows:

1. CONTRACT TO ASSIGN. Seller agrees to grant, sell, transfer, assign and convey to Purchaser, A 25% WORKING INTEREST (18.75% NET REVENUE INTEREST), in and to that certain Oil and Gas Lease(s) (the "Lease(s)"), together with the same interest in all personal property and equipment located on and associated with the Lease(s) and the other property to be delivered to Purchaser hereunder (such property and equipment, the Lease(s), and all property rights connected with the Lease(s) shall be referred to herein collectively as the "Lease Property")

                                    LEASE(S)
Lease:              Felts
County:             Montgomery
State:              Kansas
Acres:              90
W.I.                25%
N.R.I.:             18.75%

(More particularly described in Exhibit A, attached to and made a part of this contract by reference.)

2.   PURCHASE PRICE.

     The purchase price for the lease property shall be $62,500, and shall be paid by Purchaser to Seller, subject to the other terms and conditions provided herein, on or before the effective date. The balance due, $62,500, can be paid in cash or company stock at the discretion of the purchaser. If paid in company stock, the number of shares issued to Seller shall be 625,000 ($0.10 per share).

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

3. LEASE PROPERTY INFORMATION. On or before the Effective Date, Seller shall furnish to Purchaser, at Seller's expense, legible copies of any and all documents, materials or information in Seller's possession related to the Lease(s) and the Lease Property, including but not limited to, the following:

(i) All agreements and contracts relation to ownership and operation of the Lease Property, including all Operating Agreements (herein so called) regarding oil and gas operations, water injection and pipeline transportation;

(ii) All delay rental receipts and other documents and information sufficient to show proof of how the Lease(s) have been kept effective since execution;

(iii)All division orders, division order title opinions, pipeline title opinions and all other title opinions regarding the Lease(s);

(iv) All drilling and production information in possession of Seller regarding the Lease(s), including mud logs and electric logs;

(v) copies of all documents and information regarding utility expenses, and repair and maintenance costs, incurred in the operation of the Lease Property;

(vi) copies of all governmental licenses, permits and other documents, including federal and state oil and gas regulatory reports and filling, regarding the Lease(s) and the Lease Property;

(vii) All insurance policies covering the Lease Property;

(viii) A complete, itemized and detailed inventory of the Lease Property; and

(ix) All maps, plans, surveys and geologic information, and any and all other information in Seller's possession, related to the Lease(s) and the Lease Property.

4. CLOSING. The sale and purchase of the Lease Property, shall be consummated at a closing (the "Closing") to be held at Seller's or such other site as may be mutually acceptable to the parties hereto, on or before the Effective Date (such date being the "Closing Date").

5. DELIVERIES AT CLOSING. At Closing, Seller shall (i) deliver an Assignment (herein so called) of the Lease Property in recordable form, which Assignment shall include warranties that Seller possesses good and marketable title to the Lease(s) and the Lease Property, that the Lease(s) and the Lease Property are free and clear of any liens and encumbrances, and that the Lease(s) is in full force and effect, (ii) execute and deliver to Purchaser notices to all production purchasers from the Lease(s) of its assignment to Purchaser, and transfer orders directing purchasers of production from the Lease(s) to make payment to Purchaser, (iii) execute and deliver to purchaser all regulatory forms and documents necessary or appropriate to transfer title, operations, production and all other matters regarding the Lease Property to Purchaser, (iv) deliver to Purchaser all original files, documents and records pertaining to the Lease(s) and the Lease Property, (v) obtain the written consent of the Lease(s) lessors to the assignment contemplated herein, and (vi) furnish and/or execute all other documents reasonably required to close the purchase and sale of the Lease Property (including a bill of sale for the items of personal property constituting the Lease Property). In case of dispute as to the form of the Assignment, the appropriate form promulgated by the American Association of Professional Landmen (A.A.P.L.) shall be used. Possession of the Lease Property shall be delivered to the Purchaser at closing. Both prior and subsequent to Closing, Seller and Purchaser shall cooperate with and assist each other in the transfer and assignment of the Lease(s) and the Lease Property to Purchaser by taking all reasonable and appropriate actions requested by the other party, including the execution by Seller of release documents, such as a release of interest in and to any division orders affecting the Lease(s).

6. PRORATIONS. All production revenue from the Lease(s), and all taxes attributable to ownership to the Lease Property (including, all severance taxes, all ad valorem taxes assessed by any city, county, district, school or city or county education district, and all personal taxes), shall be prorated between Purchaser and Seller through the Closing Date for the month and year in which the Closing is held, based on the tax and other statements for such month or year; provided, however, that if such tax or other statements for the subject time period are not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous applicable time period. Payment for a party's portion of production from the Lease(s) shall be remitted promptly upon receipt of payment from the production purchaser, such payment to reflect the amount Seller would have received if production had been sold to the production purchaser by Seller directly.

7. SELLER'S COVENANTS. Seller hereby covenants to and agrees with Purchaser as follows:

(i) Seller shall keep and perform all of the obligations to be performed by the lessee under the Lease(s);

(ii) Seller shall obtain all such written consents and approvals as may be required in order to permit Seller to perform its obligations under this Contract, specifically including the written consent of the Lease(s) lessors and required under the Lease(s);

(iii)Seller shall conduct all operations on the Lease Property in accordance with prudent oil and gas standards and all applicable laws, after execution of this Contract, Purchaser shall have the right to approve all new contracts or other agreements entered into, and all amendments, modifications or terminations of such contracts or agreements, respecting the Lease(s) and all Lease Property; and

(iv) Seller shall cause all trade accounts and costs and expenses of operation and maintenance of the Lease Property to be promptly paid when due.

8. SELLER REPRESENTATIONS. In addition to the representations and warranties contained in other paragraphs of this Contract, Seller hereby represents and warrants to Purchaser, which representations and warranties shall be true and correct as of, and shall survive the termination or expiration of this Contract, and the truth of which shall be a condition precedent to Purchaser's obligations hereunder, that:

(i) All Lease Property is in compliance with all laws, rules and regulations, of all federal, state, municipal and other oil and gas regulatory departments, commissions, boards, bureaus, agencies and instrumentalities, having jurisdiction over the Lease Property, and Seller has obtained and possess all permits and approvals from such regulators as are necessary to operate the Lease(s) in its current condition;

(ii) There are not actions, suits, proceedings, investigations or set of facts, which are existing, pending or, to the best knowledge and belief of Seller, threatened or asserted against Seller or any portion of item of the Lease Property, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or otherwise existing, and Seller has not received any notices of any condemnation actions, special assessments or increase to the asserted valuation of taxes or other impositions of any nature which are pending or being contemplated with respect to the Lease Property or any portion thereof.

(iii)There are no liens (recorded or unrecorded), assessments, or security interests against the Lease(s) or against any portion of the Lease Property, nor are there any actions pending which would result in the creation of any lien or claim against the Lease(s) or Lease Property, and Seller shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of the Lease(s) or the Lease Property without the prior written consent of Purchaser. At the conclusion of all Program activities, there will be no unpaid bills or claims in connection with any construction, repair, maintenance, drilling, development or other work performed or material purchased in connection with the Lease(s) or the Lease Property, and no part of the Lease Property has been destroyed or damaged by fire or other casualty;

(iv) Seller has all requisite power and authority to own its property, operate its business where now conducted, enter into this Contract and consummate the transactions herein contemplated, and if other than an individual is duly authorized to do business and validity existing under the laws of the state of its formation, and by proper action has duly authorized the execution and delivery of this contract and the consummation of the transaction herein contemplated, and no permission, approval or consent by third parties or governmental authorities is required in order for Seller to consummate this Contract, and the party signing this Contract on behalf of Seller has the power and authority to sign this Contract on behalf of Seller, and the other parties having ownership interests in the Lease(s) and Lease Property;

(v) This Contract is a valid obligation of Seller and is binding upon Seller in accordance with its terms:

(vi) Seller is the owner of good and marketable title to the Lease(s) and all Lease Property, free and clear of any liens, deeds of trust, pledges, security interests, leases, charges, encumbrances or restrictions of any kind;

(vii)Seller is not a party to or bound under any indenture, mortgage, deed of trust or loan agreement or any other agreements which in any way affects the Lease(s) or the Lease Property, and to the best of its knowledge, Seller is not a party to, nor bound by, any agreement or any order or decree of any court or governmental agency which might to a material degree adversely affect any portion of the Lease(s) of the Lease Property;

(viii) The executed copy of the Lease(s) which has been or will be delivered to Purchaser in accordance with the terms of this Contract (and to be assigned at closing) are and shall be true and correct; the Lease(s) is in full force and effect, and is being held by production, or if not being held by production, the Lease(s) is otherwise being validly held by some other appropriate action (e.g., commencement of drilling operations, or payment of rentals or shut-in royalties to all necessary lessors); the Lease(s) shall not be further modified or amended without the prior written consent of Purchaser, no other party has any purchase option, right of first refusal, or other interest in the Lease(s); no lessor has given Seller notice of its intention to terminate the Lease(s); and there are no pending claims (whether monetary or otherwise) made against Seller as lessee under the Lease(s); and

(ix) All permits, licenses and certificates which have been obtained by Seller with respect to the Lease(s) shall be maintained through closing and Seller knows of no reason why same will not continue unimpaired after the assignment of the Lease(s) to Purchaser.

9. PURCHASER REPRESENTATIONS. Purchaser hereby represents and warrants to Seller as follows:

(i) Purchaser has all requisite power and authority to own its property, operate its business where now conducted, enter into this contract and consummate the transactions herein contemplated, and if other than an individual is duly authorized to do business and validly existing under the laws of the state of its formation, and by proper action has duly authorized the execution and delivery of this Contract and the consummation of the transaction herein contemplated, and no permission, approval or consent by third parties or governmental authorities is required in order for Purchaser to consummate this Contract, and the party signing this Contract on behalf of Purchaser has the power and authority to sign this Contract on behalf of Purchaser; and

(ii) Neither the execution nor delivery of this Contract by Purchaser will result in a violation or breach of any term or provision or constitute a default under any agreement to which Purchaser is a party.

10. SUBSEQUENT DISCLOSURES; RELIANCE. In the event that either party hereto should discover that any representation or warranty made by it is untrue or inaccurate, it shall promptly inform the other party in writing of its discovery. Each party's obligations hereunder are expressly conditioned (which condition may be waived by the party to whose benefit the representation or warranty is made) upon the lack of any material variance with respect to the truth and accuracy of all warranties and representations which are made by the other party. All warranties and representations contained herein shall survive the Closing. Seller acknowledges and agrees that Purchaser has and will rely upon the covenants, agreements, representations, and warranties set forth in this Contract in purchasing the Lease Property and that said covenants, agreements, representations, and warranties are essential conditions but for which Purchaser would not acquire the Lease Property. The covenants, agreements, representations, and warranties herein contained shall be binding upon Seller, its successors, assigns, and legal representatives, shall inure to the benefit of Purchaser, its successors, assigns and legal representatives, and shall survive the Closing of the sale and purchase of the Lease Property. If any representation of Seller contained herein is untrue as of the Closing, this Contract may be terminated by Purchaser.

11. BROKERS. Purchaser and Seller hereby represent and warrant that they have not incurred any liability or obligation for any broker's or finder's fees, commissions or similar costs or expenses in connection with the sale of the Lease Property, and each agrees to indemnify, defend and hold the other harmless from and against any such liability or obligation which may be asserted against the other party by through or under it.

12. MISCELLANEOUS PROVISIONS. Purchaser and Seller hereby agree to be bound by the following terms and provisions:

A. NOTICES. Unless otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed delivered for all purposes, (I) on the date of actual receipt if delivered in person, (ii) on the date of actual receipt if sent via facsimile and a confirmation copy is sent via commercial delivery or parcel service, (iii) whether received or not, on the date deposited with a commercial delivery or parcel service if delivery is documented by such service, and (iv) whether received or not, on the date deposited with the United States Postal Service, if sent via registered or certified mail, postage prepaid, return receipt requested; and, in the case of (iii) and (iv) above, when addressed to the intended recipient at the address set forth on the signature page of this Contract or at such other address as a party hereto may specify by notice in compliance with the requirements of this Paragraph.

B. ENTIRE AGREEMENT. This contract contains the complete and entire agreement between the parties hereto with respect to the matter contained herein and cannot be varied except by written agreement. The parties hereto agree that there are no other agreements, understanding, representations or warranties between the parties hereto which are not expressly set forth herein, and that the terms and provisions of this Contract supersede all other agreements, understanding, representations or warranties between the parties hereto which may have arisen heretofore or contemporaneously herewith.

C. EFFECTIVE DATE. The term "Effective Date", as used herein, shall mean the latter of the two dates on which this Contract is signed by Seller and Purchaser, as indicated under their signatures below, which latter date shall be the date of final execution and agreement by the parties hereto; provided, however, if the last party to execute this Contract fails to complete the date of execution below the party's signature, the Effective Date shall mean that date shown below the first party to sign and date this Contract.

D. BUSINESS DAY. If any date of performance hereunder falls on a Saturday, Sunday or legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or legal holiday.

E. SEVERABILITY. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

F. COUNTERPARTS; FACSIMILE EXECUTION. This contract may be executed in a number of identical counterparts, and for convenience may be executed via facsimile. Each such counterpart shall be deemed an original for all purposes and all such counterparts shall collectively, constitute one agreement, but, in making proof of this contract, it shall be necessary to produce or account for more that one counterpart. Each party shall be entitled to rely upon the other's execution and delivery of this Contract via facsimile for all purposes and in making proof of this Contract.

G. HEADINGS. The headings on the Paragraphs and Sub-paragraphs of this Contract are for convenience only and shall in no way enlarge, limit or in any way effect the scope or meaning of the terms and provisions of this Contract.

IN WITNESS WHEREOF, Purchaser and Seller have executed this Contract to be effective as of the Effective Date as evidenced by their respective signatures below.

PURCHASER:                                       SELLER:
----------                                       -------
KEYS STONE SILVER MINES, INC                     SCOPE OPERATING COMPANY

By: \s\ S. Jeff Johnson                          BY: \s\ S. Jeff Johnson
   -----------------------                          -------------------------
Name:   S. Jeff Johnson                          Name:   S. Jeff Johnson
Title:  President                                Title:  President
Date:   April 11, 2000                           Date:   April 11, 2000

(The remainder of this page is left blank intentionally.)

                                    EXHIBIT A
LEASE:                     Felts
INTERESTS:                 25% W.I., 18.75% N.R.I.
PRICE:                     $62,500
DESCRIPTION:               The Felts is composed of the following:

That certain Oil, Gas and Mineral Lease dated December 15, 1997, executed by Richard W. Felts and Shirley M. Felts, Husband and Wife; Larry D. Felts and Ruth
A. Felts, Husband and Wife, as Lessor to Potato Creek L.L.C., as Lessee, said lease being recorded in Book 465, Page 413 in so far as said Lease covers the following described land in Montgomery County, State of Kansas:

Lot 6: and the North three-fourths (3/4) of Lot 7 lying East of the river, less railroad right of way; the North three-fourths (3/4) of the NW/4 of the SE/4 lying west of Highway 169, except railroad right of way; all in Section 30, T345, R17E, Montgomery County, Kansas, containing 90 acres more or less.